EXHIBIT 99.3

As discussed in this Current Report on Form 8-K, information presented in this Exhibit 99.3 has been recast to present our Hologram Business as discontinued operations in our consolidated financial statements and to retrospectively adopt FASB Accounting Standards Update No. 2011-05 and present the consolidated statements of comprehensive income (loss) included herein. No other updates have been made in this Current Report on Form 8-K for developments or events that occurred subsequent to the filing of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “2012 Form 10-K”). This Exhibit 99.3 should be read in conjunction with the 2012 Form 10-K (except for Items 1, 1A, 6, 7, and 8), the recast financial statements included as exhibits to this Current Report on Form 8-K, our Quarterly Report on Form 10-Q for the three months ended September 29, 2012, and our other filings with the SEC.

ITEM 6. SELECTED FINANCIAL DATA

This table sets forth selected financial data of JDSU, in millions, except share and per share amounts, for the periods indicated. This data should be read in conjunction with and is qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.2 of this Current Report on Form 8-K and our audited consolidated financial statements, including the notes thereto and the other financial information included in Exhibit 99.3 of this Form 8-K. The selected data in this section are not intended to replace the consolidated financial statements included in this report.

	Years Ended
	June 30,	July 2,	July 3,	June 27,	June 28,
	2012 (5)	2011 (4)(5)	2010 (1)(2)(3)(5)	2009 (1)(2)(5)	2008 (1)(2)(5)
Consolidated Statement of Operations Data:
Net revenue	$1,662.4	$1,781.9	$1,347.3	$1,255.5	$1,501.7
Gross profit	705.5	785.7	543.1	473.8	575.4
Amortization of other intangibles	21.7	25.9	21.7	20.9	27.5
Impairment of goodwill	—	—	—	702.5	12.5
Loss (gain) on disposal and impairment of long-lived assets	1.2	1.5	(2.0)	13.2	6.7
Restructuring and related charges	12.4	14.8	17.7	38.5	6.7
Total operating expense	705.1	713.2	588.8	1,333.4	683.1
Income (loss) from operations	0.4	72.5	(45.7)	(859.6)	(107.7)
(Loss) income from continuing operations, net of tax	(26.1)	78.7	(51.2)	(865.9)	(15.0)
Loss from discontinued operations, net of tax	(29.5)	(7.1)	(10.6)	(43.6)	(25.3)
Net (loss) income	$(55.6)	$71.6	$(61.8)	$(909.5)	$(40.3)

(Loss) income from continuing operations per share - basic	(0.11)	0.35	(0.23)	(4.02)	(0.07)
Loss from discontinued operations per share - basic	(0.13)	(0.03)	(0.05)	(0.20)	(0.11)
Net (loss) income per share - basic	$(0.24)	$0.32	$(0.28)	$(4.22)	$(0.18)

(Loss) income from continuing operations per share - diluted	$(0.11)	$0.34	$(0.23)	$(4.02)	$(0.07)
Loss from discontinued operations per share - diluted	(0.13)	(0.03)	(0.05)	(0.20)	(0.11)
Net (loss) income per share - diluted	$(0.24)	$0.31	$(0.28)	$(4.22)	$(0.18)

	Years Ended
	June 30,	July 2,	July 3,	June 27,	June 28,
	2012	2011 (1)	2010 (1)(3)	2009 (1)	2008 (1)
Consolidated Balance Sheet Data:
Cash, cash equivalents, short-term investments, and restricted cash	$752.7	$728.7	$600.1	$695.5	$884.7
Working capital	656.1	885.5	723.7	797.9	983.8
Total assets	1,869.5	1,950.7	1,703.6	1,668.1	2,904.6
Long-term obligations	176.6	466.7	444.0	423.7	524.8
Total stockholders’ equity	1,038.8	1,065.4	908.7	934.5	1,934.5

(1)         Effective June 28, 2009, the first day of fiscal 2010, we adopted authoritative guidance which applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. As a result, we have retrospectively applied this guidance to all past periods presented.

(2)         On September 4, 2009, we sold certain non-core assets related to our wholly owned subsidiary da Vinci Systems LLC (“da Vinci”). As a result, the operations of da Vinci have been presented as discontinued operations for all periods presented.

(3)         On May 1, 2010, we acquired the Network Solutions Division (“NSD”) of Agilent Technologies, Inc. (“Agilent”) in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2010 included the results of operations from NSD subsequent to May 1, 2010 and the Consolidated Balance Sheet as of July 3, 2010 included NSD’s financial position.

(4)         Effective July 4, 2010, the first day of fiscal 2011, we adopted authoritative guidance which applies to revenue arrangements with multiple deliverables and to certain software arrangements. We adopted both sets of guidance on a prospective basis for applicable transactions originating or materially modified on or after July 4, 2010.

(5)         On September 18, 2012, we entered into a definitive agreement to sell the Hologram Business within our AOT segment which subsequently closed on October 12, 2012. As a result, the operations of the Hologram Business have been presented as discontinued operations for all periods presented.